UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A

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Exchange Act of 1934 (Amendment No.      )

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NABI BIOPHARMACEUTICALS

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Nabi Biopharmaceuticals sent the letter below to its employees on November 7, 2006.

November 7, 2006

Dear Nabi Biopharmaceuticals Employee:

As you may know, Third Point, a hedge fund and a dissident shareholder recently filed preliminary consent solicitation materials with the Securities and Exchange Commission (SEC). Effectively, this shareholder is attempting to gain the support of our other shareholders to replace a majority of our Board of Directors with its own hand-picked nominees. The consent solicitation has not yet begun and we have advised our shareholders to not take any action at this time. Yesterday, we filed our own consent revocation materials with the SEC in response to Third Point’s filing.

It is important for all of us to remain focused on our priorities. We must continue to work together to provide our customers and partners with the outstanding service and support they have come to expect. Now more than ever, this is the best thing we can do for our company and our shareholders.

Our recent announcements regarding the pending sale of PhosLo® (calcium acetate) and the completion of the enrollment for our Phase IIB “proof-of-concept” study for NicVAX® (Nicotine Conjugate Vaccine) are evidence that we are executing on our strategy and doing our part to deliver better returns to our shareholders. You have played an instrumental role in helping us reach these important milestones and we look forward to continuing to build value in our core business areas.

As always, it is important that we speak with one voice. Please direct any questions you may have or inquiries from the media or outside parties to Tom Rathjen, VP Investor Relations, at 561-989-5800.

On behalf of myself, our Board of Directors and our shareholders, I want to thank you for your unwavering commitment to our company and to the customers and partners we serve.

Best,

Tom

Important Information

Nabi Biopharmaceuticals (the “Company”) filed a Preliminary Consent Revocation Statement on Schedule 14A with the Securities and Exchange Commission (“SEC”) on November 6, 2006 in connection with the consent solicitation begun by Third Point and its affiliates. Stockholders are strongly advised to read the Company’s Preliminary Consent Revocation Statement, and the Definitive Consent Revocation Statement and other materials filed by the Company related to the consent solicitation, when they become available, because they contain, and will contain, important information Stockholders will be able to obtain these materials and other documents filed by the Company with the SEC for free at the Internet website maintained by the SEC at www.sec.gov. When available, copies of these materials and other related documents will also be available for free at the Company’s Internet website at www.nabi.com or by writing to Nabi Biopharmaceuticals, Attention: Investors Relations, 5800 Park of Commerce Blvd., N.W., Boca Raton, FL 33487.

The Company, its directors and certain of its officers may be deemed participants in the solicitation of the Company’s stockholders. Information regarding the names and interests of these persons are contained in the Preliminary Consent Solicitation filed with the SEC.